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                                                                      EXHIBIT 99

PRESS RELEASE
FOR IMMEDIATE RELEASE

                                                 Contact: Timothy A. Johnson
                                                 Vice President, Strategic
                                                 Planning and Investor Relations
                                                 614-278-6622

                 BIG LOTS REPORTS OCTOBER RETAIL SALES OF $317.7
                     MILLION AND FLAT COMPARABLE STORE SALES

          COMPANY COMPLETES $500 MILLION FIVE-YEAR UNSECURED REVOLVING
            CREDIT FACILITY AND RETIRES $204 MILLION OF SENIOR NOTES

Columbus, Ohio - November 4, 2004 - Big Lots, Inc. (NYSE: BLI) today reported retail sales for the four weeks ended October 30, 2004 of $317.7 million, a 5.5% increase compared to retail sales of $301.1 million for the same period in fiscal 2003. Comparable store sales for all stores open at least two years as of the beginning of the fiscal year were flat in October with the value of the average basket increasing 2.3% compared to last year and the number of customer transactions decreasing 2.3%.

Retail sales increased 3.7% to $964.5 million for the quarter ended October 30, 2004, compared to $929.7 million for the same period in fiscal 2003. Comparable store sales decreased 1.4% for the quarter with the value of the average basket increasing 1.5% and the number of customer transactions decreasing 2.9%.

For the thirty-nine week year to date period ended October 30, 2004, retail sales increased 5.5% to $2,956.7 million, compared to $2,802.7 million for the same period in fiscal 2003. Comparable store sales increased 0.6% for the year to date period with the value of the average basket increasing 2.2% and the number of customer transactions decreasing 1.6%.

Retail sales statistics are as follows:

                                                           Comparable      2004 Comparable
                       Retail Sales ($ in millions)       Store Sales     Store Sales Detail
                       ------------------------------   ---------------   -------------------
                         2004        2003      Change    2004     2003    Customers   Basket
                       ---------   ---------   ------   ------   ------   ---------   -------
October                $   317.7   $   301.1     5.5%     0.0%     2.8%     -2.3%       2.3%

Third Quarter          $   964.5   $   929.7     3.7%    -1.4%     4.3%     -2.9%       1.5%

Year to Date           $ 2,956.7   $ 2,802.7     5.5%     0.6%     2.8%     -1.6%       2.2%

[BIG LOTS LOGO]         Shareholder Relations Department
                                300 Phillipi Road
                            Columbus, Ohio 43228-5311
                    Phone: (614) 278-6622 Fax: (614) 278-6666
                          E-mail: aschmidt@biglots.com

Commenting on the monthly sales results, Michael J. Potter, Chairman and Chief Executive Officer stated, "Sales were in line with our expectation as October's flat comp reflects that our core customer continues to be challenged in this difficult economic climate. The continued softness in customer traffic is being partially offset by improving trends in average basket growth resulting from our key merchandising initiatives. We were pleased with the growing strength in our home decorative business and the results of the second month of furniture in our West Coast stores. Customers appear to be shopping for discretionary seasonal merchandise closer to need as sales of our Halloween and Harvest merchandise accelerated in October and posted positive comps for the month. While sales of holiday seasonal merchandise and toys were below last year, we are comfortable with our inventory position in these categories and expect sales will improve as we approach their increasingly late peak selling season."

Mr. Potter added, "As we enter the fourth quarter, we expect customer traffic will remain challenging as our core customer struggles with high prices for gas and other commodities, employment uncertainty, and the likelihood of higher home heating costs. Based on recent trends, there does not appear to be an external catalyst for increased traffic in the short-term. However, we expect the positive momentum in average basket growth will continue behind our key merchandising initiatives and our Company's intense focus on delivering branded closeouts and creating excitement in our stores."

The Company today announced the completion of a new, 5-year, $500 million revolving credit facility and retirement of its $204 million of senior notes. The new bank facility is unsecured and replaces the prior $300 million secured bank facility, which was set to expire in May 2005. As previously announced, the make-whole premium and write-off of unamortized fees related to the senior notes and prior bank facility will result in a charge of $0.05 per share in the third quarter, partially offset by interest expense savings of $0.01 per share in the fourth quarter.

Big Lots, Inc. is the nation's largest broadline closeout retailer. The Company operates a total of 1,511 stores in 46 states operating as BIG LOTS and BIG LOTS FURNITURE. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, WISCONSIN TOY and with online purchasing at www.biglotswholesale.com. The Company's website is located at www.biglots.com.

[BIG LOTS LOGO]         Shareholder Relations Department
                                300 Phillipi Road
                            Columbus, Ohio 43228-5311
                    Phone: (614) 278-6622 Fax: (614) 278-6666
                          E-mail: aschmidt@biglots.com

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS FOR PURPOSES OF "SAFE HARBOR" PROVISIONS OF THE SECURITIES LITIGATION REFORM ACT OF 1995

The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. The Company wishes to take advantage of the "safe harbor" provisions of the Act.

This release, as well as other verbal or written statements or reports made by or on the behalf of the Company, may contain or may incorporate material by reference which includes forward-looking statements within the meaning of the Act. By their nature, all forward-looking statements involve risks and uncertainties. Statements, other than those based on historical facts, which address activities, events, or developments that the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy, expansion and growth of the Company's business and operations, future earnings, store openings and new market entries, anticipated inventory turn, and other similar matters, as well as statements expressing optimism or pessimism about future operating results or events, are forward-looking statements, which are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. The words "believe," "anticipate," "project," "plan," "expect," "estimate," "objective," "forecast," "goal," "intend," "will," and similar expressions generally identify forward-looking statements. The forward-looking statements are and will be based upon management's then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although the Company believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge of its business, actual events and results may materially differ from anticipated results described in such statements.

The Company's ability to achieve the results contemplated by forward-looking statements are subject to a number of factors, any one or a combination of, which could materially affect the Company's business, financial condition, results of operations, or liquidity. These factors may include, but are not limited to:

- the Company's ability to source and purchase merchandise on favorable terms;

-     the ability to attract new customers and retain existing customers;

- the Company's ability to establish effective advertising, marketing, and promotional programs;

- economic and weather conditions which affect buying patterns of the Company's customers;

-     changes in consumer spending and consumer debt levels;

- the Company's ability to anticipate buying patterns and implement appropriate inventory strategies;

-     continued availability of capital and financing on favorable terms;

- competitive pressures and pricing pressures, including competition from other retailers;

- the Company's ability to comply with the terms of its credit facilities (or obtain waivers for non-compliance);

-     interest rate fluctuations and changes in the Company's credit rating;

- the creditworthiness of the purchaser of the Company's former KB Toys business;

- the Company's indemnification and guarantee obligations with respect to approximately 390 KB Toys store leases and other real property, some or all of which may be rejected or materially modified in connection with the pending KB Toys bankruptcy proceedings, as well as other potential liabilities arising out of the KB Toys bankruptcy;

- litigation risks and changes in laws and regulations, including changes in accounting standards and tax laws;

- transportation and distribution delays or interruptions that adversely impact the Company's ability to receive and/or distribute inventory;

[BIG LOTS LOGO]         Shareholder Relations Department
                                300 Phillipi Road
                            Columbus, Ohio 43228-5311
                    Phone: (614) 278-6622 Fax: (614) 278-6666
                          E-mail: aschmidt@biglots.com

- the impact on transportation costs from the driver hours of service regulations adopted by the Federal Motor Carriers Safety Administration that became effective in January 2004;

- the effect of fuel price fluctuations on the Company's transportation costs;

-     interruptions in suppliers' businesses;

- the Company's ability to achieve cost efficiencies and other benefits from various operational initiatives and technological enhancements;

- the costs, interruptions, and problems associated with the implementation of, or failure to implement, new or upgraded systems and technology;

-     the effect of international freight rates on the Company's profitability;

- delays and costs associated with building, opening, and modifying the Company's distribution centers;

- the Company's ability to secure suitable new store locations under favorable lease terms;

-     the Company's ability to successfully enter new markets;

-     delays associated with constructing, opening, and operating new stores;

-     the Company's ability to attract and retain suitable employees; and

- other risks described from time to time in the Company's filings with the Securities and Exchange Commission, in its press releases, and in other communications.

The foregoing list is not exhaustive. There can be no assurances that the Company has correctly and completely identified, assessed, and accounted for all factors that do or may affect its business, financial condition, or results of operations. Additional risks not presently known to the Company or that it believes to be immaterial also may adversely impact the Company. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the Company's business, financial condition, and results of operations. Consequently, all of the forward-looking statements are qualified by these cautionary statements, and there can be no assurance that the results or developments anticipated by the Company will be realized or that they will have the expected effects on the Company or its business or operations.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events. Readers are advised, however, to consult any further disclosures the Company may make on related subjects in its public announcements and filings made with the Securities and Exchange Commission.

[BIG LOTS LOGO]         Shareholder Relations Department
                                300 Phillipi Road
                            Columbus, Ohio 43228-5311
                    Phone: (614) 278-6622 Fax: (614) 278-6666
                          E-mail: aschmidt@biglots.com